UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

DuPont de Nemours, Inc.

(name of registrant as specified in its charter)

(name of person(s) filing proxy statement, if other than registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DuPont de Nemours, Inc.

974 Centre Road

CRP Building 730

Wilmington, Delaware 19805

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2026

This supplement (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by DuPont de Nemours, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 10, 2026 in connection with the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”) to be held virtually on May 21, 2026 at 1:00 p.m., Eastern Daylight Time. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

This Supplement is being filed with the SEC and is being made available to the stockholders of the Company on or about April 15, 2026. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, our stockholders should rely on the information contained in this Supplement.

As described in our Current Report on Form 8-K filed with the SEC on April 15, 2026, Luther C. Kissam IV resigned from the Company’s board of directors (the “Board”) on April 13, 2026, effective April 14, 2026. Mr. Kissam also notified the Board of his decision not to be considered for re-election to the Board at the Annual Meeting. Due to his resignation and decision not to be considered for re-election, Mr. Kissam’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. Mr. Kissam’s decision to resign was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

At this time, the Board has determined to decrease its size from eleven to ten directors, and will not fill Mr. Kissam’s vacancy or appoint a successor nominee for election at the Annual Meeting. All nominees named in the Proxy Statement, other than Mr. Kissam, continue to stand for re-election at the Annual Meeting, and the form of proxy card included with the Proxy Statement remains valid. However, any votes that are submitted for Mr. Kissam will be disregarded. If you have already returned your proxy card, you do not need to take any action unless you desire to change your vote by submitting a new proxy card, and your shares will be voted as specified therein, other than any votes with respect to Mr. Kissam. If you have not yet returned your proxy card, please complete and return the proxy card, disregarding Mr. Kissam’s name as a director nominee.

The Board continues to recommend that you vote “FOR” the election of all the remaining nominees. None of the other agenda items and proposals presented in the Proxy Statement are modified by this Supplement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN,

THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH

IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE

TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting, except as provided above. If you have already submitted your vote, you do not need to take any further action unless you desire to change your vote by submitting a new proxy card. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, the Company urges you to please cast your vote as soon as possible by using one of the methods described in the Proxy Statement.